                                     [LOGO]
                                    AMERICA
                                     ONLINE

                              AMERICA ONLINE, INC.
                     NETWORK SHOPPING - WEB LINK ORDER FORM

MERCHANT TO FILL IN ALL INFORMATION. (PLEASE PRINT)

Legal Name of Merchant: iParty
                        --------------------------------------------------------

Trade Name of Merchant (if different):
                                       -----------------------------------------

Merchant Business Contact: Sal Perisano
                           -----------------------------------------------------

Address: 41 East 11th Street, 11th Floor, New York, NY 10003
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Phone: 212/699-3751
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Fax: 212/331-1207
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Email: perisano@iparty.com
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Name of Technical Contact:
                           -----------------------------------------------------
Phone:
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Email:
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Customer Service Contact (AOL use):
                                    --------------------------------------------

Customer Service Phone (customer use):
                                       -----------------------------------------

Customer Service email (customer use):
                                       -----------------------------------------

Customer Service address (customer use):
                                         ---------------------------------------

Is your web site built?
                        --------------------
Web Site URL:
              ------------------------------------------------------------------

This is the main URL that is used by the merchant site.

Silver Tenant Store Name:
                          ------------------------------------------------------

Applicable to SILVER MERCHANTS ONLY. This is name for the store listing in the Silver Tenant spot. Text should be the registered company trade/brandname. The text must be 21 characters or less.

Customer Service URL:
                      ----------------------------------------------------------
A site where customers can contact merchant with ordering questions etc. (required).

Privacy Policy URL:
                    ------------------------------------------------------------
Area on merchant web site where customers can read merchant's policies regarding privacy and security (required).

Keywords:
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A keyword on AOL will bring any user directly to your website. The keyword should be the registered company trade/brand name. The keyword must be 16 characters or less.

Search terms for AOL Shopping Channel Product Search Tool:

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Up to a maximum of five, subject to AOL's approval, and only available to Anchor or Gold Tenant Merchants

      Information Contained on page 1 of Exhibit A has been omitted based upon a request for confidential treatment. The omitted parties have been separately filed with Securities of Exchange Commission.

                                  CONFIDENTIAL
                     SHOPPING CHANNEL PROMOTIONAL AGREEMENT

      This Agreement, (the "Agreement") dated as of September __, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and iParty, ("MERCHANT") a __________________ corporation, with its principal offices at 41 East 11th Street (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

AOL owns, operates and distributes the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. MERCHANT wishes to secure a promotional placement within the shopping channel of the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter (as specified in Exhibit A) (each channel, a "Shopping Channel") which, when activated, will provide access to MERCHANT's site on the World Wide Web or its area on the AOL Service or CompuServe Service (as the case may be) (the "Merchant Site") where MERCHANT offers content, products and/or services for sale. Terms not defined herein shall be defined on the attached Exhibit B.

                                     TERMS

1. MERCHANT PROGRAMMING. MERCHANT will make available through the Merchant Site the certain products, content and/or services specified in Exhibit A (the "Products") in accordance with the Standard Shopping Channel Terms and Conditions set forth on Exhibit C.

2.    PROMOTIONAL OBLIGATIONS.

      2.1 AOL Promotion of MERCHANT. Commencing on a date set forth on Exhibit A hereto, AOL will provide the promotion(s) set forth in Exhibit A (the "Promotion"). Except to the extent expressly described in Exhibit A, the specific form, placement, positioning, duration and nature of the Promotion(s) will be as determined by AOL in its reasonable discretion (consistent with the editorial composition of the applicable screens) and the nature of the Promotion being purchased by MERCHANT, as reflected in Exhibit A. The specific content to be contained within the Promotions (including, without limitation, within any advertising banners or contextual promotions) will be determined by MERCHANT, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. Each Promotion will link only to the Merchant Site and will promote only Products listed on Exhibit A. MERCHANT acknowledges that the sole obligation of AOL, pursuant to this Agreement, is to display the Promotion(s) in the Shopping Channel(s) in accordance with the terms and conditions hereto.

      2.2   MERCHANT Cross-Promotion.

            A. Within each Merchant Site, MERCHANT shall include a promotional banner ("AOL Promo") appearing on the first screen of the Merchant Site, to promote such AOL products or services as AOL may reasonably designate (for example, the America Online(Registered) brand service, the CompuServe(Registered) brand service, the AOL.com(Registered) site, the Netscape Netcenter(Trademark) site, ICQ, the Digital City(Registered) services or the AOL Instant Messenger(Trademark) service); AOL will provide the creative content to be used in the AOL Promo (including designation of links from such content to other content pages). MERCHANT shall post (or update, as the case may be) the creative content supplied by AOL (within the spaces for the AOL Promo) within a commercially reasonable period of time from its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, MERCHANT shall provide AOL with monthly written reports specifying the number of Impressions to the pages containing the AOL Promo during the prior month.

            B. In MERCHANT's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which MERCHANT exercises at least partial editorial control, MERCHANT will include specific references or mentions (orally where possible) of the availability of the Merchant's Site through the America Online(Registered) brand service, which are at least as prominent as any references that MERCHANT makes to any other MERCHANT online or Internet site (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, MERCHANT's listing of the "URL" for any Merchant online site will be accompanied by a reasonably prominent listing of the "keyword" term on the AOL Service for Merchant's Site.



                                       2
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                                       3

3.    PAYMENTS; REPORTS.

      3.1 Placement Fees. MERCHANT will pay AOL $454,107 for displaying the Promotion within the Shopping Channel on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. The total amount of $454,107 will be payable in three equal installments, with the first such payment to be made upon the Effective Date, the second such payment to be made ninety (90) days from the earliest launch date of the AOL Shopping Commerce Center(s) specified on Exhibit A attached hereto and the last payment to be made ninety (90) days from the second installment.. MERCHANT will be provided a credit against any amounts already paid to AOL by MERCHANT for promotional carriage under MERCHANT's existing agreement with AOL which overlap promotional carriage provided for hereunder, if any, as established by the launch date of the applicable AOL Shopping Commerce Center(s) specified on Exhibit A attached hereto. MERCHANT agrees that, except as specified herein, once the Promotion is installed, there will be no refunds or proration of rates if MERCHANT elects to discontinue display of the Promotion prior to expiration of the Term. Should AOL fail to display the Promotion in accordance with the terms of this Agreement due to MERCHANT's failure to comply with any requirement of this Agreement, MERCHANT will remain liable for the full amount indicated above.

      3.2 Reports. AOL will provide MERCHANT with monthly usage information related to the Promotion in substance and form reasonably determined by AOL. MERCHANT may not distribute or disclose usage information to any third party without AOL's prior written consent. MERCHANT will provide AOL with monthly reports, in a form reasonably satisfactory to AOL, which detail the number of daily items, orders and gross sales through the Merchant Site on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter (as applicable). AOL acknowledges that such reports may constitute Confidential Information under the Amendment, and will not disclose such Confidential Information to third parties, except as part of aggregate data from which the MERCHANT and the Merchant Site are not identifiable.

4. TERM. Unless otherwise rightfully terminated pursuant to the terms and conditions in the Exhibits attached hereto, this Agreement will terminate ten (10) months from the latest launch date of the AOL Shopping Channel Commerce Center(s) specified on Exhibit A attached hereto (the "Term").

5. EXISTING AGREEMENTS. To the extent that MERCHANT has any existing shopping channel agreement(s) with AOL in effect as of the Effective Date such agreements shall terminate on the date that the last promotion described in the existing agreement is replaced with Promotion(s) described in this Agreement.

6. PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party will be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching party may elect to either (i) terminate this Agreement immediately upon notice to the other Party, and the cure provision of
      Section 12 on Exhibit D of this Agreement shall not apply, or (ii) as liquidated damages, elect to modify the Impression commitment hereunder by fifteen percent (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if MERCHANT has materially breached the Agreement).

7. GENERAL TERMS. The general legal terms and conditions set forth on Exhibit D attached hereto are hereby made a part of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                      iParty


By:                                       By: /s/ Sal V. Perisano
    ------------------------------            ----------------------------------

Print Name:                               Print Name: Sal V. Perisano
            ----------------------                    --------------------------

Title:                                    Title: Chief Executive Officer
       ---------------------------               -------------------------------

Date:                                     Date: Sept. 27, 1999
      ----------------------------              --------------------------------

                                                      Tax ID/EIN#:
                                                                    ------------

                                   EXHIBIT A

Description of Products:

The only categories of Products to be sold through the Merchant Site are as listed below:

Product List: [MERCHANT to provide detailed, specific list; AOL sales person to submit list for review by AOL Advertising Operations]


Impressions: Impressions for a Manufacturing Promotional Placement in Kids, Toys & Babies

The screens on which the promotions appear on each of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter and any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide through which such Party elects to offer the Merchant Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its affiliates) will receive a minimum of [**confidential treatment requested**] Impressions in the aggregate (the "Impressions Commitment"), subject to the remainder of this paragraph. In the event there is (or will be in AOL's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Shortfall"), AOL will provide MERCHANT, as its sole remedy, with either: (i) advertising placements through reasonably comparable advertising, (reasonably calculated to reach an audience substantially similar to the audience targeted by the Impressions Commitment, as determined by AOL), on AOL properties (determined by AOL) which have a total value, based on AOL's then-current advertising rate card, equal to the value of the Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the total, guaranteed payment provided for in Section 3 of the Agreement); or
(ii) a refund of a pro-rata portion of the fee allocable to the display of the Promotion based on the number of Impressions not delivered.

Impressions: [**confidential treatment requested**] Impressions in the Gold Position in the Tabletop & Entertainment Department

The screens on which the promotions appear on each of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter and any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide through which such Party elects to offer the Merchant Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its affiliates) will receive a minimum of [**confidential treatment requested**] Impressions in the aggregate (the "Impressions Commitment"), subject to the remainder of this paragraph. In the event there is (or will be in AOL's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Shortfall"), AOL will provide MERCHANT, as its sole remedy, with either: (i) advertising placements through reasonably comparable advertising, (reasonably calculated to reach an audience substantially similar to the audience targeted by the Impressions Commitment, as determined by AOL), on AOL properties (determined by AOL) which have a total value, based on AOL's then-current advertising rate card, equal to the value of the Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the total, guaranteed payment provided for in Section 3 of the Agreement); or
(ii) a refund of a pro-rata portion of the fee allocable to the display of the Promotion based on the number of Impressions not delivered.

** The confidential portion has been omitted and filed separately with the Commission.

Description of Specific Promotion(s):

|_| Manufacturers Promotional Placement In the Kids, Toys & Babies Commerce center

To commence on the launch date of October 1, 1999, specified below on the AOL Service and twelve (12) months from the Launch Date, MERCHANT will have a position in the Manufacturers Promotional Placement in the Kids, Toys & Babies commerce center of the Shopping Channel on the AOL Service. Commencing on the launch date of the corresponding commerce center (described above) of the Shopping Channel on each of AOL.com, the CompuServe Service and the Netscape Netcenter, MERCHANT will have a position in the Manufacturers Promotional Placement as specified herein and such promotion shall terminate twelve (12) months from the Launch Date. As an Manufacturer Promotional Placement Partner in a department, MERCHANT will have be entitled to the following:

Principal Exposure on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter:

o Rotating 151W x 125H pixels promotional space with corporate brand or logo, product offering graphic and product offering two-line text field on the department front screen.

Additional Promotion on the AOL Service Shopping Channel:

o Product listing availability through the AOL Product Search, subject to Merchant's participation and the terms and conditions set forth on Exhibit C Section 3.

o Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

o Up to three (3) AOL Keywords(Trademark) for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

o Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

o Eligibility to participate in the following AOL Shopping promotional programs (the "Program Areas") subject to the terms and conditions set forth on Exhibit C Section 3:

            o     Quick Gifts

            o Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

            o Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

            o     Gift Reminder

            o     Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. Anchor Tenant, Gold Tenant or Silver Tenant).

|_| GOLD TENANT PROMOTION In the Home Commerce Center

To commence on the launch date of the AOL commerce center specified below on the AOL Service (the "AOL Commerce Center Launch Date") and terminate ten (10) months from the AOL Commerce Center Launch Date, MERCHANT will become a "Gold Tenant" in the Tabletop & Entertaining department(s) of the Home commerce center of the Shopping Channel on the AOL Service. Commencing on the launch date of the corresponding commerce center (described above) of the Shopping Channel on each of AOL.com, the CompuServe Service and the Netscape Netcenter, MERCHANT will become a Gold Tenant as specified herein and such promotion shall terminate ten
(10) months from the AOL Commerce Center Launch Date. As a Gold Tenant in a department, MERCHANT will be entitled to the following:

Principal Exposure on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter:

o One continuous (24/7)143 x 30 pixels button with corporate brand or logo on the department front screen.

Additional Promotion on the AOL Service:

o Rotation with other Gold Tenants in the department on a promotional banner with text and branded art promotion on the department front screen. These banner rotations are reserved for the Gold Tenant Merchant's on the department screen and will be divided proportionately among them.

o Product listing availability through the AOL Product Search, subject to Merchant's participation and the terms and conditions set forth on Exhibit C Section 3.

o Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

o Up to three (3) AOL Keywords(Trademark) for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

o Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

o Eligibility to participate in the following AOL Shopping promotional programs (the "Program Areas") subject to the terms and conditions set forth on Exhibit C Section 3:

            o     Quick Gifts

            o Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

            o Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

            o     Gift Reminder

            o     Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. Anchor Tenant, Gold Tenant or Silver Tenant).

                                   EXHIBIT B

                                  Definitions

Additional Merchant Channel. Any other distribution channel (e.g., an Interactive Service other than AOL) through which MERCHANT makes available an offering comparable in nature to the Merchant Site.

AOL Member. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL Network. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Merchant Site (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, and CompuServe).

AOL Service. The standard narrow-band U.S. America Online(Registered) brand commercial online service.

AOL User. Any user of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter, or the AOL Network.

AOL.com. The standard narrow-band U.S. version of its primary website marketed under the AOL.com(Registered) brand.

CompuServe Service. The standard narrow-band affiliate U.S.
CompuServe(Registered) brand commercial online service.

Content. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Impression. User exposure to the commerce center screens, department level screens and any other promotional inventory screens (i.e. AOL Welcome Screen) containing the applicable promotion or advertisement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service. Means and refers to an entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content or navigation thereto (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

Keyword Search Terms. The Keyword(Trademark) online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword(Trademark) online search modifier with a term or phrase specifically related to MERCHANT (and determined in accordance with the terms of this Agreement).

Merchant Interactive Site. Any site (other than the Merchant Site) which is managed, maintained, owned or controlled by Merchant or its agents.

Netscape Netcenter. The standard narrow-band primary website of Netscape Communications Corporation marketed under the "Netcenter(Trademark)" brand.

Promotional Materials. Any marketing, advertising or other promotional materials, excluding Press Releases, related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks.

                                   EXHIBIT C

                  Standard Shopping Channel Terms & Conditions

1. Merchant Site. MERCHANT will work diligently to develop and implement the Merchant Site, consisting of the specific Product(s) set forth in Exhibit A and any additional Products agreed upon in writing by the Parties subsequent to the Effective Date. Except as mutually agreed upon in writing by the Parties, the Merchant Site will contain only categories of Products, Services and Content that are directly related to the MERCHANT Products listed in Exhibit A. All sales of Products through the Merchant Site will be conducted through a direct sales format (e.g. no auctions or clubs), absent the mutual consent of the Parties. MERCHANT will ensure that the Merchant Site does not in any respect promote, advertise, market or distribute the products, services or content of any other Interactive Service.

2. Management of Merchant Site. MERCHANT will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Merchant Site, in a timely and professional manner and in accordance with the terms of this Agreement and AOL's applicable Terms of Service and Privacy Policy (as set forth on the AOL Service). MERCHANT will ensure that the Merchant Site is current, accurate and well-organized at all times. MERCHANT warrants that the Merchant Site and any material contained therein: (i) will conform to AOL's applicable Terms of Service and Privacy Policy; (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and (iii) will not contain any Product which violates any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. AOL will have no obligations with respect to the Products available on or through the Merchant Site, including, but not limited to, any duty to review or monitor any such Products; provided, however, that AOL reserves the right to review and approve any additional Products and any third-party content, products or services that MERCHANT makes or desires to make available through the Merchant Site. Upon AOL's request, MERCHANT agrees to include within the Merchant Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MERCHANT and the AOL Users who purchase products from MERCHANT. MERCHANT will ensure that neither MERCHANT nor any content, product or service contained within the Merchant Site, linked to the Promotion or otherwise relating the Agreement shall (i) disparage AOL; (ii) promote a competitor of AOL; or (iii) state or imply that AOL endorses MERCHANT's Products.

3. Optimization of Merchant Site. MERCHANT will take all reasonable steps necessary to conform its promotion and sale of Products through the Merchant Site to the then-existing commerce technologies made available to MERCHANT by AOL. MERCHANT will be given an opportunity to implement, at MERCHANT's option, AOL's "quick checkout" tool which allows AOL Users to enter payment and shipping information which is then passed from AOL's centralized server unit to MERCHANT for order fulfillment ("AOL Quick Checkout") and AOL's "product search" tool technology which allows AOL Users to run a customized search among Merchant's detailed inventory data ("AOL Product Search"); provided however that in the event that MERCHANT declines participation in these programs then AOL reserves the right to reduce or prohibit MERCHANT's participation in any other incremental merchandising programs offered through the Shopping Channel.. At Merchant's request, AOL will make all reasonable efforts to provide the tools for the MERCHANT (i) to enable Merchant Site with the AOL Quick Checkout technology and functionality and (ii) to allow integration of Merchant's detailed inventory data into AOL's Search Product database. Collection, storage and disclosure of AOL Quick Checkout information which MERCHANT provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Merchant Site offers AOL's Quick Checkout, MERCHANT will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options. AOL reserves the right to review and test the Merchant Site from time to time to determine whether the site is compatible with AOL's, CompuServe's and Netscape's then-available client and host software and their corresponding networks. AOL will be entitled to require reasonable changes to the content, features and/or functionality within the Merchant Site to the extent such content, features or functionality will, in AOL's good faith judgment, adversely affect operations of the AOL Network. MERCHANT agrees to optimize operations of the Merchant Site consistent with Exhibit E attached hereto.

4. Removal of Content. AOL will have the right to remove, or direct MERCHANT to remove, any Content in the Merchant Site (including, without limitation, any features, functionality or technology) which, as reasonably determined by AOL
(i) violates AOL's then-standard Terms of Service or Privacy Policy (as set forth on the AOL Service), any other standard, written AOL policy generally applicable to other Shopping Channel merchants or the terms of this Agreement,
(ii) is inconsistent in any manner with the terms of the Agreement or with the Product description set forth in Exhibit A or (iii) is otherwise in conflict with AOL's programming objectives or its existing contractual commitments to third parties. In addition, in the event that AOL reasonably believes that software, technology or other technical components of the Merchant Site will materially affect AOL, CompuServe or Netscape or other operations, MERCHANT will work in good faith with AOL to limit access to such components from the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. MERCHANT will take all commercially reasonable steps using MERCHANT's then-available technology to block access by AOL Users to Content which AOL desires to remove or have removed pursuant to any of the foregoing. In the event that MERCHANT cannot, through such efforts, block access to the Content in question, then MERCHANT will provide AOL prompt written notice of such fact no later than five
(5) days after AOL notifies MERCHANT of AOL's objection to such Content. AOL may then, at its option, either (i) restrict access by AOL Users to the Content in question using technology available to AOL or (ii) terminate all links, promotions and advertisements for the Merchant Site until such time as the Content in question is no longer displayed. MERCHANT will cooperate with AOL's reasonable requests to the extent AOL elects to implement any of the foregoing access restrictions.

5. Promotional Placement. MERCHANT acknowledges that the sole obligation of AOL, pursuant to this Agreement, is to display the Promotion in the Shopping Channel in accordance with the terms and conditions of the Agreement. The specific positioning of the Promotion on any screen in the Shopping Channel shall be as determined by AOL, consistent with the editorial composition of such screen and the nature of the Promotion being purchased by MERCHANT, unless otherwise mutually agreed upon by the Parties. AOL reserves the right to reject, cancel or remove at any time the Promotion for any reason with fifteen (15) days prior notice to MERCHANT, and AOL will refund to MERCHANT a pro-rata portion of the fee allocable to the display of the Promotion based on the number of days that the Promotion was displayed. Except for the pro-rata refund set forth in the foregoing sentence, AOL will not be liable in any way for any rejection, cancellation or removal of the Promotion. AOL reserves the right to redesign or modify the organization, navigation, structure, "look and feel" and other elements of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter and the AOL Network, at its sole discretion at any time without prior notice. MERCHANT acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network. In the event such modifications materially affect the placement of the Promotion, AOL will notify MERCHANT and will work with MERCHANT to display the Promotion in a comparable location and manner. If AOL and MERCHANT cannot reach agreement on a substitute placement, MERCHANT will have the right to cancel the Promotion, upon sixty (60) days advance written notice to AOL. In such case, MERCHANT will only be responsible for the pro-rata portion of payments attributable to the period from the Effective Date through the end of the sixty (60) day notice period and in--such event that any amounts have been prepaid to AOL by Merchant, Merchant will receive a pro-rata refund of all amounts paid to AOL which correspond to the number of days that the Promotion was not displayed. MERCHANT may not resell, trade, exchange, barter or broker to any third party any promotional or advertising space which is the subject of this Agreement MERCHANT will not be entitled to any refund or proration for delays caused by MERCHANT's failure to deliver to AOL any materials relating to the Promotion.

6. Product Offering. MERCHANT will ensure that the Merchant Site generally includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MERCHANT through any Additional MERCHANT Channel unless prohibited by this Agreement.

7. Pricing and Terms. MERCHANT will ensure that: (i) the prices for Products in the MERCHANT Site generally do not exceed the prices for the Products offered by or on behalf of MERCHANT through any Additional MERCHANT Channel; and (ii) the terms and conditions related to Products in the MERCHANT Site are generally no less favorable in any respect to the terms and conditions for the Products offered by or on behalf of MERCHANT through any Additional MERCHANT Channel.

8. Exclusive Offers. MERCHANT will generally promote through the Merchant Site any special or promotional offers made available by or on behalf of MERCHANT through any Additional MERCHANT Channel. In addition, MERCHANT shall promote through the Merchant Site on a regular and consistent basis special offers exclusively available to AOL Users (the "AOL Exclusive Offers"). MERCHANT shall, at all times, feature at least one AOL Exclusive Offer for AOL Users (except as otherwise mutually agreed upon by the Parties). The AOL Exclusive Offer made available by MERCHANT shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. MERCHANT will provide AOL with reasonable prior notice of Exclusive Offers so that AOL can in its editorial discretion, market the availability of such offers. At MERCHANT's option, MERCHANT will work with AOL or its authorized agents to develop a customized AOL rewards program, which shall be a promotional program or plan that is intended to provide AOL users with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of Merchant or any third party. (e.g. a promotional program similar to a "frequent flier" program), to be provided through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards." Merchant's participation in such promotional rewards program is subject to AOL's approval and may also require the payment of certain reasonable administration fees to AOL or its authorized agents or contractors operating the program.

9. Customer Service. It is the sole responsibility of MERCHANT to provide customer service to persons or entities purchasing Products through the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network ("Customers"). MERCHANT will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through each Merchant Site, and AOL will have no obligations whatsoever with respect thereto. Merchant Site shall include clear and conspicuous disclosure of its customer service policies and a phone number and an email or street address at which customers may contact MERCHANT. MERCHANT shall provide a name of a customer service contact for use by AOL and a telephone number and email or street address to which AOL may forward or refer customer inquiries or complaints relating to MERCHANT. MERCHANT will receive all emails from Customers via a computer available to MERCHANT's customer service staff and generally respond to such emails within one business day of receipt. MERCHANT will be able to receive all orders electronically in addition to any other methods which Merchant chooses to offer and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. MERCHANT will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. MERCHANT will offer AOL Users who purchase Products through such the Merchant Site a money-back satisfaction guarantee. MERCHANT will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. MERCHANT will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by MERCHANT directly from customers. MERCHANT's order fulfillment operation will be subject to AOL's reasonable review.

10. Launch Dates. In the event that any terms contained herein relate to or depend on the commercial launch date of the online area or other property contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by AOL based on the information available to AOL. For each day beyond the Launch Date that the actual commercial launch of the Merchant Site is delayed (e.g., due to MERCHANT or the Merchant Site not being ready), then AOL will be entitled to reduce the Impressions Commitment pro rata and decrease the promotions it provides to MERCHANT hereunder.

11. Merchant Certification Program. MERCHANT will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program. At MERCHANT's option, MERCHANT may (i) participate in the BizRate(Registered) Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to Users who purchase Products through such Merchant Site, or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. To the extent MERCHANT participates in the BizRate(Registered) Program, MERCHANT's participation shall be based upon a separate written agreement which MERCHANT will enter into with BCE, or other such party reasonably designated or approved by AOL. MERCHANT hereby authorizes BCE to provide to AOL any and all reports provided to MERCHANT by BCE, or other third party providing such services, and agrees to provide written notice of such authorization to BCE, or such other third party.

12. Traffic Flow/Navigation. MERCHANT will take reasonable efforts to ensure that AOL traffic is either kept within the Merchant Site or channeled back into the AOL Network (e.g. hypertext links). The Parties will work together on implementing mutually acceptable links from the Merchant Site back to the AOL Network. In the event that AOL points to the Merchant Site or any other Merchant Interactive Site or otherwise delivers traffic to such site hereunder. MERCHANT will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by MERCHANT through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. Rather, such AOL traffic shall be pointed directly back to the AOL Network as designated by AOL. AOL will be entitled to establish navigational icons, links, pointers connecting the Merchant Site (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User performs a search for Merchant through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other similar promotions or navigational tools), AOL shall have the right to direct such AOL User to the Merchant Site, or any other Merchant Interactive Site determined by AOL in its reasonable discretion.

                                   EXHIBIT D

                       Standard Legal Terms & Conditions

1. Production and Technical Services. Unless expressly provided for elsewhere in the Shopping Channel Promotional Agreement which has been executed by AOL and MERCHANT (the "Promotional Agreement," and, collectively with these Standard Legal Terms and Conditions, the "Agreement") Agreement, (i) AOL will have no obligation to provide any creative, design, technical or production services to MERCHANT and (ii) the nature and extent of any such services which AOL may provide to MERCHANT will be as determined by AOL in its sole discretion. The terms regarding any creative, design, technical or productions services provided by AOL to MERCHANT will be as mutually agreed upon by the parties in a separate written work order. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Merchant Site ("Routine Services"), MERCHANT will pay the then-standard fees charged by AOL for such Routine Services.

2. AOL Accounts. To the extent MERCHANT has been granted any AOL, CompuServe or Netscape accounts, MERCHANT will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to MERCHANT. Upon the termination of this Agreement, all such accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.

3. Taxes. MERCHANT will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

4. Promotional Materials. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and MERCHANT in Promotional Materials, including, without limitation, the availability of the Merchant Site through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Merchant Site through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. MERCHANT will not (i) issue any press releases, promotions or public statements concerning the existence or terms of the Agreement or (ii) use, display or modify AOL's trademarks, tradenames or servicemarks in any manner, absent AOL's express prior written approval. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, prompt notice thereof will be provided to the other Party.

5. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into the Agreement and to perform the acts required of it hereunder; (ii) the execution of the Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a Party or by which it is otherwise bound; (iii) when executed and delivered by such Party, the Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in the Agreement.

6. License. MERCHANT hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Merchant Site and all content, products and services offered therein or otherwise provided by MERCHANT in connection herewith (e.g., offline or online promotional content, Promotions, etc.) through the AOL Network and through any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide through which such Party elects to offer the Merchant Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its affiliates). AOL Users will have the right to access and use the Merchant Site. Subject to such license, MERCHANT retains all right, title to and interest in the Merchant Site. During the Term, AOL will have the right to use MERCHANT's trademarks, trade names and service marks in connection with performance of this Agreement, subject to any written guidelines provided in writing to AOL. AOL hereby grants MERCHANT a non-exclusive worldwide license to distribute, reproduce, display and transmit the AOL Promo as described in Section 2.2 and any trademarks contained therein such AOL Promo, solely in connection with MERCHANT's performance of its obligations pursuant to this Agreement

7. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this provision. "Confidential Information" means any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Users, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required or reasonably advised to be disclosed by law. MERCHANT shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or it Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by MERCHANT based upon publicly available information, or information developed by MERCHANT independent of its relationship with AOL and its employees and agents.

8. Limitation of Liability; Disclaimer; Indemnification.

(a) Liability. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY

TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE, THE NETSCAPE NETCENTER OR THE MERCHANT SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO PARAGRAPH (C) BELOW. EXCEPT AS PROVIDED TO PARAGRAPH (C) BELOW, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II), THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF PAYMENT OBLIGATIONS OWED TO AOL BY MERCHANT IN THE YEAR IN WHICH THE EVENT GIVING RISE TO LIABILITY OCCURS; PROVIDED THAT MERCHANT WILL REMAIN LIABLE TO AOL FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO AOL PURSUANT TO THE AGREEMENT.

(b) No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING AOL.COM, THE AOL SERVICE OR NETWORK, THE COMPUSERVE SERVICE, THE NETSCAPE NETCENTER OR THE MERCHANT SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (I) THE PROFITABILITY OF THE MERCHANT SITE, (II) THE NUMBER OF PERSONS WHO WILL ACCESS OR "CLICK-THROUGH" THE PROMOTION, (III) ANY BENEFIT MERCHANT MIGHT OBTAIN FROM INCLUDING THE PROMOTION WITHIN THE AOL SERVICE OR NETWORK, AOL.COM, THE NETSCAPE NETCENTER, OR THE COMPUSERVE SERVICE OR (IV) THE FUNCTIONALITY, PERFORMANCE OR OPERATION OF THE AOL, COMPUSERVE OR NETSCAPE SERVICES WITH RESPECT TO THE PROMOTION.

(c) Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the Indemnifying Party's material breach of any duty, representation, or warranty of the Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

(d) Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

(e) Acknowledgment. AOL and MERCHANT each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in the Agreement are intended to limit the circumstances and extent of liability. The provisions in paragraphs (a) through
(d) above and this paragraph (e) will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

9. Solicitation of Subscribers.

(a) During the term of the Agreement and for a two year period thereafter, MERCHANT will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members or AOL Users on behalf of another Interactive Service. MERCHANT will not send unsolicited, commercial e-mail through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with MERCHANT or (ii) provided information to MERCHANT through a contest, registration, or other communication, which included notice to the AOL User that the information provided could result in commercial e-mail being sent to that AOL User by MERCHANT or its agents. More generally, any commercial e-mail to be sent through or into AOL's products or services shall be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through the AOL service in question) and the limitations set forth in Exhibit C.

(b) MERCHANT shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with
(i) all applicable laws and regulations (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy", and (iii) AOL's applicable Terms of Service.

(c) MERCHANT will not disclose User Information to any third party in a manner that Identifies AOL User as end users of an AOL product or service or use User Information collected under this Agreement to market an Interactive Service competitive with AOL; provided that the restrictions in this subsection (c) shall not restrict MERCHANT's use of any information collected independently of this Agreement.

10. AOL User Communications. To the extent MERCHANT is otherwise permitted to send communications to AOL Users (in accordance with the other requirements contained herein):, (i) any solicitations in such communications to purchase products or services shall promote the Merchant Site available through the AOL Network as the principal means through which to purchase any such products or services; (ii) any direct links to specific offers within such communications shall link to the Merchant Site; (iii) MERCHANT shall limit the subject matter of such communications to those categories of products, services and/or content which are specifically contemplated by this Agreement, and (iv) MERCHANT will provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from Merchant. In addition, in any communication to AOL Users or on the Merchant Site, MERCHANT will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (a) using interactive sites other than the Merchant Site; (b) bookmarking of other interactive sites; (c) changing the default home page on the AOL browser, or (d) using any interactive service other than the AOL, Netscape and CompuServe Services.

11. Keyword(Trademark) Search Terms. Any Keyword Search Terms to be directed to Merchant's Site shall be (i) subject to availability and (ii) limited to the combination of the Keyword(Tradermark) search modifier combined with a registered trademark of MERCHANT. AOL reserves the right at any time to revoke MERCHANT's use of any Keywords that are not registered trademarks of MERCHANT. MERCHANT acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest MERCHANT holds in MERCHANT's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, MERCHANT will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Merchant Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, MERCHANT's rights to any Keywords and bookmarking will terminate.

12. Miscellaneous. Neither Party will be liable for, or be considered in breach of or default under the Agreement on account of, any delay or failure to perform as required by the Agreement (except with respect to payment obligations) as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence. MERCHANT's rights, duties, and obligations under the Agreement are not transferable. The Parties to the Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of the Agreement or to exercise any right under the Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect. Sections 3, 4, 7, 8, 9, 10, 11, and 12 of these Standard Legal Terms and Conditions, will survive the completion, expiration, termination or cancellation of the Promotional Agreement. Either Party may terminate the Agreement at any time with written notice to the other Party in the event of a material breach of the Agreement by the other Party, which remains uncured after thirty days written notice thereof. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on AOL's network or systems (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of MERCHANT, except as otherwise specified herein, the notice address will be the address for MERCHANT set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL email address, to be as reasonably identified by AOL. Except as otherwise specified herein, the Agreement sets forth the entire agreement between MERCHANT and AOL, and supersedes any and all prior agreements of AOL or MERCHANT with respect to the transactions set forth herein. No change, amendment or modification of any provision of the Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment. MERCHANT will promptly inform AOL of any information related to the Merchant Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party. MERCHANT will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to MERCHANT (including, without limitation, by way of merger, consolidation or sale of all or substantially all of MERCHANT's stock or assets) will be subject to AOL's prior written approval. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Except where otherwise specified herein, the rights and remedies granted to a Party under the Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity. In the event that any provision of the Agreement is held invalid by a court with jurisdiction over the Parties to the Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. The Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. The Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. MERCHANT hereby irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts therein in connection with any action arising under this Agreement.

                                   EXHIBIT E

                                   Operations

1. MERCHANT Site Infrastructure. MERCHANT will be responsible for all communications, hosting and connectivity costs and expenses associated with the MERCHANT Site. MERCHANT will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the MERCHANT Site from the AOL Network. MERCHANT will design and implement the network between the AOL Service and MERCHANT Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the MERCHANT Site from the AOL Network and (ii) no single line under material control by the Merchant will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, MERCHANT will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the MERCHANT Site. In the event that MERCHANT elects to create a custom version of the MERCHANT Site in order to comply with the terms of this Agreement, MERCHANT will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. MERCHANT will use commercially reasonable efforts to ensure that: (a) the functionality and features within the MERCHANT Site are optimized for the client software then in use by AOL Members; and (b) the MERCHANT Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, MERCHANT will ensure that the MERCHANT Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, MERCHANT will permit AOL to conduct performance and load testing of the MERCHANT Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. MERCHANT will maintain a graphical user interface within the MERCHANT Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to MERCHANT's compliance with the preceding sentence.

4. Technical Problems. MERCHANT agrees to use commercially reasonable efforts to address material technical problems (over which MERCHANT exercises control) affecting use by AOL Members of the MERCHANT Site (a "MERCHANT Technical Problem") promptly following notice thereof. In the event that MERCHANT is unable to promptly resolve a MERCHANT Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to MERCHANT hereunder until such time as MERCHANT corrects the MERCHANT Technical Problem at issue.

5. Monitoring. MERCHANT will ensure that the performance and availability of the MERCHANT Site is monitored on a continuous basis. MERCHANT will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MERCHANT's principal business and technical representatives, for use in cases when issues or problems arise with respect to the MERCHANT Site.

6. Security. MERCHANT will utilize Internet standard encryption technologies (e.g., Secure Socket Layer -- SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the MERCHANT Site. MERCHANT will facilitate periodic reviews of the MERCHANT Site by AOL in order to evaluate the security risks of such site. MERCHANT will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

7.    Technical Performance.

      i. MERCHANT will design the MERCHANT Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX, and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com/"

      ii. To the extent MERCHANT creates customized pages on the MERCHANT Site for AOL Members, Merchant will develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
            http://webmaster.info.aol.com/").

      iii. MERCHANT will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

      iv. MERCHANT will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system outlined in the document provided at the following URL: http://webmaster.info.aol.com. The Merchant is responsible for the manipulation of these parameters in web based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

      v. Prior to releasing material, new functionality or features through the MERCHANT Site ("New Functionality"), MERCHANT will use commercially reasonable efforts to: (i) test the New Functionality to confirm its compatibility with AOL Service client software and
            (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Merchant Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

8. AOL Internet Services MERCHANT Support. AOL will provide MERCHANT with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of MERCHANT or support for any technologies, databases, software or other applications which are not supported by AOL or are related to in this Exhibit E. any MERCHANT area other than the MERCHANT Site. Support to be provided by AOL is contingent on MERCHANT providing to AOL demo account information (where applicable), a detailed description of the MERCHANT Site's software, hardware and network architecture and access to the MERCHANT Site for purposes of such performance and the coordination of load testing as AOL elects to conduct. As described elsewhere in this Agreement, MERCHANT is fully responsible for all aspects of hosting and administration of the Merchant Site and must ensure that the site satisfies the specified access and performance requirements as outlined


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